Exhibit (10)(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-83516 of Sun Life of Canada (U.S.) Variable Account F on Form N-4 of our report dated April 22, 2004 accompanying the financial statements of All-Star, All-Star Freedom, All-Star Traditions and All-Star Extra Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated April 22, 2004 accompanying the financial statements of Regatta, Regatta Gold, Regatta Classic, Regatta Platinum, Regatta Extra, Regatta Access, Regatta Choice, Regatta Flex Four, Regatta Flex II, Regatta Choice II, Regatta Masters Extra, Regatta Masters Choice, Regatta Masters Access and Regatta Masters Flex Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 29, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001, the adoption of provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, and the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," effective October 1, 2003, described in Note 1) accompanying the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the incorporation by reference in the Prospectuses, which are part of such Registration Statement, of our report dated March 29, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001, the adoption of provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, and the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," effective October 1, 2003, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Accountants" in such Statement of Additional Information.

Deloitte & Touche LLP

Boston, Massachusetts

April 22, 2004